Exhibit 10.11

Execution Version

SPONSOR SUPPORT AGREEMENT

This Sponsor Support Agreement (this “Sponsor Agreement”) is dated as of April 7, 2019, by and among the Persons set forth on Schedule I hereto (each, a “Sponsor” and, together, the “Sponsors”), Capitol Investment Corp. IV, a Cayman Islands exempted company limited by shares (which shall domesticate as a Delaware corporation prior to the Closing (as defined in the Merger Agreement (as defined below))) (“Acquiror”), NESCO Holdings, LP, a Delaware limited partnership (the “NESCO Owner”), and NESCO Holdings I, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

RECITALS

WHEREAS, as of the date hereof, the Sponsors collectively are the holders of record and the “beneficial owners” (within the meaning of Rule 13d-3 under the Exchange Act) of 10,062,500 Sponsor Shares and 6,533,333 Sponsor Warrants in the aggregate;

WHEREAS, contemporaneously with the execution and delivery of this Sponsor Agreement, Acquiror, Capitol Investment Merger Sub 1, LLC, a Delaware limited liability company (“Merger Sub”), Capitol Investment Merger Sub 2, LLC, a Delaware limited liability company (“New HoldCo”), Capitol Intermediate Holdings, LLC, a Delaware limited liability company, the NESCO Owner and the Company, have entered into an Agreement and Plan of Merger (as amended or modified from time to time, the “Merger Agreement”), dated as of the date hereof, pursuant to which, among other transactions, (i) Merger Sub is to merge with and into the Company, with the Company continuing on as the surviving entity, and following such merger (ii) the Company is to merge with and into New HoldCo, with New HoldCo continuing on as the surviving entity, in each case, on the terms and conditions set forth therein;

WHEREAS, in connection with the transactions contemplated by the Merger Agreement, 2,000,000 of the Sponsor Shares and 2,500,000 of the Sponsor Warrants will be cancelled as further specified in Section 3.03 of the Merger Agreement and in this Sponsor Agreement; and

WHEREAS, as an inducement to Acquiror, the NESCO Owner and the Company to enter into the Merger Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
SPONSOR SUPPORT AGREEMENT; COVENANTS

Section 1.1 Binding Effect of Merger Agreement; Cancellation of Sponsor Shares and Sponsor Warrants. Each Sponsor hereby acknowledges that it has read the Merger Agreement and this Sponsor Agreement and has had the opportunity to consult with its tax and legal advisors. Each Sponsor shall be bound by and comply with Sections 3.03, 3.04, 9.03(b) and 12.11 of the Merger Agreement (and any relevant definitions contained in any such Sections) as if such Sponsor was an original signatory to the Merger Agreement with respect to such provisions. Without limiting the generality of the foregoing, immediately prior to the Domestication each Sponsor shall (and, subject only to the consummation of the Closing hereby, does) irrevocably surrender, forfeit and consent to the termination and cancellation, in each case for no consideration and without further right, obligation or liability of any kind or nature on the part of Acquiror, New HoldCo, Merger Sub, NESCO Owner or the Company, of: (i) a number of Sponsor Shares equal to the amount set forth opposite such Sponsor’s name on Schedule I hereto and (ii) a number of Sponsor Warrants equal to the amount set forth opposite such Sponsor’s name on Schedule I hereto. Immediately prior to the Domestication, each Sponsor shall cause to be delivered and surrendered for cancellation any stock certificates, warrants or any similar instruments or securities evidencing or representing the Sponsor Shares and Sponsor Warrants to be forfeited, terminated and cancelled pursuant to the preceding sentence.

Section 1.2 No Transfer. During the period commencing on the date hereof and ending on the earlier of (a) immediately prior to the consummation of the Closing and (b) the termination of the Merger Agreement pursuant to Article XI thereof, each Sponsor shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Proxy Statement/Prospectus) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Acquiror Stock or Acquiror Warrants owned by such Sponsor, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of Acquiror Stock or Acquiror Warrants owned by such Sponsor or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii); provided, that the Sponsors shall be permitted to make transfers to Affiliates or family trusts, in each case for estate planning purposes, so long as (x) at least three Business Days prior to any such transfer, such transferring Sponsor shall deliver a written notice to Acquiror and the NESCO Owner, which notice will disclose in reasonable detail the identity of such transferee and (y) as a condition to any such transfer, such transferee shall execute a joinder and acknowledgement reasonably satisfactory to the NESCO Owner agreeing to be bound by and made a party to this Sponsor Agreement and such other documents related to the ownership of the Sponsor Shares and/or Sponsor Warrants as the NESCO Owner deems reasonably necessary; provided further, that any such transfer shall not relieve, discharge or otherwise modify the obligations of the transferring Sponsor under this Sponsor Agreement. Notwithstanding the foregoing, during the period commencing on the date hereof and ending on the earlier of immediately prior to the consummation of the Closing and the termination of the Merger Agreement pursuant to Article XI thereof, the Sponsors shall at all times maintain ownership of a number of Sponsor Shares and Sponsor Warrants sufficient to satisfy the cancellation and forfeiture obligations set forth in Section 3.03 of the Merger Agreement.

Section 1.3 New Shares. In the event that (a) any shares of Acquiror Stock, Acquiror Warrants or other equity securities of Acquiror are issued to a Sponsor after the date of this Sponsor Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of Acquiror Common Stock of, on or affecting the Acquiror Stock owned by such Sponsor or otherwise, (b) a Sponsor purchases or otherwise acquires beneficial ownership of any shares of Acquiror Stock or other equity securities of Acquiror after the date of this Sponsor Agreement, or (c) a Sponsor acquires the right to vote or share in the voting of any shares of Acquiror Stock or other equity securities of Acquiror after the date of this Sponsor Agreement (such Acquiror Common Stock or other equity securities of Acquiror, collectively the “New Shares”), then such New Shares acquired or purchased by such Sponsor shall be subject to the terms of this Sponsor Agreement to the same extent as if they constituted the Acquiror Stock owned by such Sponsor as of the date hereof.

Section 1.4 Termination of Existing Registration Rights Agreement. Acquiror and each Sponsor hereby consent to, and agree that, conditioned upon the Closing and effective as of the Effective Time, the Registration Rights Agreement, dated as of August 15, 2017 (the “Existing Registration Rights Agreement”), by and among Acquiror, the Sponsors and the other parties signatory thereto, shall terminate (and any amendment, notice or other action necessary to effectuate any such termination (including pursuant to Section 6.7 of the Existing Registration Rights Agreement) shall be deemed made pursuant to this Section 1.4), and such agreement shall be of no further force and effect.

Section 1.5 Closing Date Deliverables. On the Closing Date:

(a) Each of Capitol Acquisition Management IV LLC, Capitol Acquisition Founder IV LLC, Lawrence Calcano, Brooke Coburn and Richard Donaldson (collectively, the “Founder Sponsors”) shall deliver to Acquiror a duly executed copy of that certain Registration Rights Agreement (the “New Registration Rights Agreement”), by and among Acquiror, the NESCO Owner and the other parties signatories thereto, in substantially the form attached as Exhibit A to the Merger Agreement.

(b) Each of Acquiror and NESCO Owner shall deliver to the Founder Sponsors a duly executed copy of the New Registration Rights Agreement.

Section 1.6 Acquiror and Sponsor Agreements.

(a) Each Founder Sponsor shall comply with, and fully perform all of its obligations, covenants and agreements set forth in, those certain Letter Agreements, dated as of August 15, 2017, by and among each Founder Sponsor and Acquiror (the “Voting Letter Agreements”), including the obligations of the Founder Sponsors pursuant to Section 1 therein to vote all shares beneficially owned by such Sponsor in favor of the transactions contemplated by the Merger Agreement.

(b) Each Sponsor, other than the Founder Sponsors who are obligated to vote their shares pursuant to the Voting Letter Agreements, shall vote all shares beneficially owned by such Sponsor in favor of the transactions contemplated by the Merger Agreement.

(c) During the period commencing on the date hereof and ending on the earlier of the consummation of the Closing and the termination of the Merger Agreement pursuant to Article XI thereof, each Sponsor (i) shall not modify or amend any Contract between or among such Sponsor, anyone related by blood, marriage or adoption to such Sponsor or any Affiliate of such Sponsor (other than Acquiror or any of its Subsidiaries), on the one hand, and Acquiror or any of Acquiror’s Subsidiaries, on the other hand, including, for the avoidance of doubt, the Voting Letter Agreements; provided, that nothing herein shall restrict the issuance of any new Stockholder Notes expressly permitted to be entered into pursuant to Section 8.03 of the Merger Agreement; and (ii) shall not elect to redeem any shares of Acquiror Stock in the Offer.

Section 1.7 Further Assurances. Each Sponsor shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the Mergers and the other transactions contemplated by the Merger Agreement on the terms and subject to the conditions set forth therein and herein.

Section 1.8 No Inconsistent Agreement. Each Sponsor hereby represents and covenants that such Sponsor has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Sponsor’s obligations hereunder.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Sponsors. Each Sponsor represents and warrants as of the date hereof to Acquiror and the Company (solely with respect to itself, himself or herself and not with respect to any other Sponsor) as follows:

(a) Organization; Due Authorization. If such Sponsor is not an individual, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Sponsor Agreement and the consummation of the transactions contemplated hereby are within such Sponsor’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Sponsor. If such Sponsor is an individual, such Sponsor has full legal capacity, right and authority to execute and deliver this Sponsor Agreement and to perform his or her obligations hereunder. This Sponsor Agreement has been duly executed and delivered by such Sponsor and, assuming due authorization, execution and delivery by the other parties to this Sponsor Agreement, this Sponsor Agreement constitutes a legally valid and binding obligation of such Sponsor, enforceable against such Sponsor in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Sponsor Agreement is being executed in a representative or fiduciary capacity, the Person signing this Sponsor Agreement has full power and authority to enter into this Sponsor Agreement on behalf of the applicable Sponsor.

(b) Ownership. Such Sponsor is the record and beneficial owner (as defined in the Securities Act) of, and has good title to, all of such Sponsor’s Sponsor Shares and Sponsor Warrants, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Sponsor Shares or Sponsor Warrants (other than transfer restrictions under the Securities Act)) affecting any such Sponsor Shares or Sponsor Warrants, other than any Permitted Liens or pursuant to (i) this Sponsor Agreement, (ii) the Acquiror Organizational Documents, (iii) the Merger Agreement, (iv) the Voting Letter Agreements or (v) any applicable securities Laws. Such Sponsor’s Sponsor Shares and Sponsor Warrants are the only equity securities in Acquiror owned of record or beneficially by such Sponsor on the date of this Sponsor Agreement, and none of such Sponsor’s Sponsor Shares or Sponsor Warrants are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Sponsor Shares or Sponsor Warrants, except as provided hereunder and under the Voting Letter Agreements. Other than the Sponsor Warrants, the Stockholder Notes (if applicable) and the Merger Agreement, such Sponsor does not hold or own any rights to acquire (directly or indirectly) any equity securities of Acquiror or any equity securities convertible into, or which can be exchanged for, equity securities of Acquiror.

(c) No Conflicts. The execution and delivery of this Sponsor Agreement by such Sponsor does not, and the performance by such Sponsor of his, her or its obligations hereunder will not, (i) if such Sponsor is not an individual, conflict with or result in a violation of the organizational documents of such Sponsor or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon such Sponsor or such Sponsor’s Sponsor Shares or Sponsor Warrants), in each case to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Sponsor of its, his or her obligations under this Sponsor Agreement.

(d) Litigation. There are no Actions pending against such Sponsor, or to the knowledge of such Sponsor threatened against such Sponsor, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Sponsor of its, his or her obligations under this Sponsor Agreement.

(e) Brokerage Fees. Except as described on Schedules 4.15 and 6.07 of the Merger Agreement, no financial advisor, investment banker, broker, finder or other similar intermediary is entitled to any fee or commission from Acquiror, New HoldCo, the Company or any of their respective Affiliates in connection with the Merger Agreement, the agreements ancillary thereto, this Sponsor Agreement or any of the respective transactions contemplated thereby and hereby, in each case, based upon any arrangement or agreement made by or, to the knowledge of such Sponsor, on behalf of such Sponsor, for which Acquiror, New HoldCo or the Company would have any obligations or liabilities of any kind or nature.

(f) Affiliate Arrangements. Except as set forth on Schedule II attached hereto, neither such Sponsor nor any anyone related by blood, marriage or adoption to such Sponsor or to the actual knowledge of such Sponsor any Person in which such Sponsor has a direct or indirect legal, contractual or beneficial ownership of 5% or greater is party to, or has any rights with respect to or arising from, any material Contract with Acquiror or its Subsidiaries.

(g) Acknowledgment. Such Sponsor understands and acknowledges that each of Acquiror and the Company is entering into the Merger Agreement in reliance upon such Sponsor’s execution and delivery of this Sponsor Agreement.

ARTICLE III
MISCELLANEOUS

Section 3.1 Termination. This Sponsor Agreement and all of its provisions shall terminate and be of no further force or effect upon the termination prior to the Closing of the Merger Agreement in accordance with its terms. Upon such termination of this Sponsor Agreement, all obligations of the parties under this Sponsor Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Sponsor Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Sponsor Agreement prior to such termination. This Article III shall survive the termination of this Agreement.

Section 3.2 Governing Law. This Sponsor Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Sponsor Agreement or the negotiation, execution or performance of this Sponsor Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Sponsor Agreement) will be governed by and construed in accordance with the internal Laws of the State of Delaware applicable to agreements executed and performed entirely within such State.

Section 3.3 CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(a) THE PARTIES TO THIS SPONSOR AGREEMENT SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE COURTS LOCATED IN WILMINGTON, DELAWARE OR THE COURTS OF THE UNITED STATES LOCATED IN WILMINGTON, DELAWARE IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SPONSOR AGREEMENT AND ANY RELATED AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH AND BY THIS SPONSOR AGREEMENT WAIVE, AND AGREE NOT TO ASSERT, ANY DEFENSE IN ANY ACTION FOR THE INTERPRETATION OR ENFORCEMENT OF THIS SPONSOR AGREEMENT AND ANY RELATED AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH, THAT THEY ARE NOT SUBJECT THERETO OR THAT SUCH ACTION MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT THIS SPONSOR AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS OR THAT THEIR PROPERTY IS EXEMPT OR IMMUNE FROM EXECUTION, THAT THE ACTION IS BROUGHT IN AN INCONVENIENT FORUM, OR THAT THE VENUE OF THE ACTION IS IMPROPER. SERVICE OF PROCESS WITH RESPECT THERETO MAY BE MADE UPON ANY PARTY TO THIS SPONSOR AGREEMENT BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS AS PROVIDED IN Section 3.8.

(b) WAIVER OF TRIAL BY JURY. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SPONSOR AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SPONSOR AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SPONSOR AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SPONSOR AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 3.3.

Section 3.4 Assignment. This Sponsor Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Sponsor Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the parties hereto.

Section 3.5 Specific Performance. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Sponsor Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Sponsor Agreement and to enforce specifically the terms and provisions of this Sponsor Agreement in the chancery court or any other state or federal court within the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity.

Section 3.6 Amendment. This Sponsor Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by Acquiror, the NESCO Owner and the Founder Sponsors.

Section 3.7 Severability. If any provision of this Sponsor Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Sponsor Agreement will remain in full force and effect. Any provision of this Sponsor Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 3.8 Notices. All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

If to Acquiror, New HoldCo or Merger Sub:

Capitol Investment Corp. IV

1300 17th Street North, Suite 820

Arlington, Virginia 22209

Attention: Mark D. Ein, Chairman & CEO, and Dyson Dryden, President & CFO

Email: mark@capinvestment.com

    dyson@capinvestment.com

with a copy to (which will not constitute notice):

Latham & Watkins LLP

555 Eleventh Street, N.W.

Washington, DC 20004

Attention: Paul Sheridan

Email: paul.sheridan@lw.com

If to the Company:

NESCO, LLC

6714 Pointe Inverness Way, Suite 220

Fort Wayne, Indiana 45894

Attention: Lee Jacobson

  Bruce Heinemann

Email: lee.jacobson@nescorentals.com

    bruce.heinemann@nescorentals.com

with a copy to (which will not constitute notice):

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002

Attention: William J. Benitez, P.C.

   Cyril V. Jones

Email: william.benitez@kirkland.com

    cyril.jones@kirkland.com

If to the NESCO Owner:

NESCO Holdings, LP

c/o Energy Capital Partners III, LLC

12680 High Bluff Drive, Suite 400

San Diego, California 92130

Attention: Rahman D’Argenio

   Chris Leininger

Email: rdargenio@ecpartners.com

    cleininger@ecpartners.com

with a copy to (which will not constitute notice):

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002

Attention: William J. Benitez, P.C.

    Cyril V. Jones

Email: william.benitez@kirkland.com

    cyril.jones@kirkland.com

If to a Sponsor:

To such Sponsor’s address set forth in Schedule I

with a copy to (which will not constitute notice):

Latham & Watkins LLP

555 Eleventh Street, N.W.

Washington, DC 20004

Attention: Paul Sheridan

Email: paul.sheridan@lw.com

Section 3.9 Counterparts. This Sponsor Agreement may be executed in two or more counterparts (any of which may be delivered by facsimile or electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

Section 3.10 Entire Agreement. This Sponsor Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Sponsors, Acquiror, the Company and the NESCO Owner have each caused this Sponsor Support Agreement to be duly executed as of the date first written above.

SPONSORS: CAPITOL ACQUISITION MANAGEMENT IV LLC

By:	/s/ Mark D. Ein
Name: Mark D. Ein
Title: Sole Member

CAPITOL ACQUISITION FOUNDER IV LLC

By:	/s/ L. Dyson Dryden
Name: L. Dyson Dryden
Title: Member

/s/ Lawrence Calcano
Name: Lawrence Calcano

/s/ Brooke Coburn
Name: Brooke Coburn

/s/ Richard Donaldson
Name: Richard Donaldson

/s/ Preston Parnell
Name: Preston Parnell

/s/ Winston Lin
Name: Winston Lin

[Signature Page to Sponsor Support Agreement]

ACQUIROR: CAPITOL Investment CORP. IV

By:	/s/ L. Dyson Dryden
Name: L. Dyson Dryden
Title: President and Chief Financial Officer

[Signature Page to Sponsor Support Agreement]

COMPANY: NESCO HOLDINGS I, INC.

By:	/s/ Lee Jacobson
Name: Lee Jacobson
Title: Assistant Secretary, President and Chief Executive Officer

NESCO OWNER: NESCO HOLDINGS, LP

By:	NESCO HOLDINGS GP, LLC
Its:	General Partner

By:	/s/ Lee Jacobson
Name: Lee Jacobson
Title: President and Secretary